EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into and effective as of September 29th, 2011 (the “Effective Date”) by and between Global Investor Services, Inc., a Nevada corporation (the “Company”), and the investor set forth on the signature page attached hereto (the “Holder”).

WHEREAS, the Holder is the holder of seven Convertible Debentures, in the combined principal  amount (the “Principal”) and with interest (“Interest” and together with the Principal, the “Amount Due”) accrued as set forth on the Exchange Notice (the “Notice”), attached hereto on Exhibit A, issued by the Company to the Holder (the “Debenture”); and

WHEREAS, the Company and the Holder have agreed to  convert the Amount Due into shares of common stock of the Company, $0.001 par value per share (the “Shares”), as set forth on the Notice; and

WHEREAS, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Debenture for the Shares as set forth on the Notice, on the terms and conditions of and as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.           Exchange of Debenture for the Shares. On the Effective Date, the Holder will transfer and deliver the Debenture to the Company and the Company will issue to Holder the Shares, as set forth on Exhibit A in exchange for the Debenture plus any and all claims arising out of or relating to the Debenture, including without limitation any accrued but unpaid interest thereon.  The Debenture shall be cancelled for all purposes as of the Effective Date, whether or not the original is returned to the Company for cancelation.

2.           Delivery of Shares.  The Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of any pre-emptive rights.

3.           Representations and Warranties of Company.  The Company hereby makes the following representations and warranties to the Holder, with the understanding and acknowledgment that the Holder will rely on such representations and warranties in effecting transactions in securities of the Company:

(a)           Power and Authority.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Agreement, and to issue, sell and deliver the Shares.  The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company.

(b)           The Shares.  The Shares are duly authorized, validly issued, fully paid and non-assessable.  The issuance of the Shares is not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.  The Shares are being issued to the Holder by the Company in compliance with all applicable federal and state securities laws and regulations.

(c)           No Liens.  The Shares are free and clear of all pledges, security interests, liens, charges, encumbrances, agreements, claims, rights of first refusal, preemptive rights, or other restrictions and options of whatever nature (collectively, “Liens”).  Upon consummation of the transaction contemplated hereby, the Holder will acquire good and valid title to the Shares free and clear of all Liens.

(d)           No Conflicts.  The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations hereunder will not (i) violate the certificate of incorporation, bylaws, or other organizational or governing documents of Company, as in effect on the date hereof, (ii) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of the Agreement, or (iii) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority.

(e)           No Registration.  The exchange of the Debentures for the the Shares is being consummated without registration under the Act pursuant to the exemption from registration contained in Section 3(a)(9) of the Act.  The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement.   None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act of 1933, as amended (the “Act”).

(f)           No Integration.  None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings by the Company for purposes of Act.  None of the Company, its subsidiaries, their affiliates, and any person acting on their behalf will take any action referred to in the preceding sentence that would require registration of any of the Shares under the Act or cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings of the Company.

(g)           No Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, its affiliates, or any of their respective properties, or the Shares, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which adversely affects or challenges, or could adversely affect or challenge, the legality, validity or enforceability of this Agreement or the Shares.  The Company has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Securities and Exchange Commission (“SEC”) involving the Company or any of its officers or directors.

(h)           SEC Filings.  The Company is current in its filings of all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC, and all such reports were true, complete and accurate in all material respects on the date of filing thereof, and none contained a false statement of material fact, or failed to state a material fact necessary to make any of the statements therein not misleading.

4.           Representations and Warranties of Holder.  The Holder hereby makes the following representations and warranties to the Company:

(a)           The Holder is the sole legal and beneficial owner of the Debenture free and clear of any Liens or any claims of third parties.

(b)           The Holder is an “accredited investor” as defined in Regulation D under the Act.

(c)           The Holder has made all investigations that the Holder deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and, alone or together with the Holder’s advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment in the Shares.

(d)           The Holder understands and acknowledges that the Company has requested that additional holders of its derivative securities, including warrant and convertible debentures holders, convert such securities under terms similar to the terms provided in this Agreement.  Accordingly, the Holder acknowledges that upon consummation of this transaction, there may be additional shares of common stock or non-convertible debt outstanding.

5.           Miscellaneous.

(a)           Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the addresses that each party has on record.

(c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d)           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

(e)           Expenses.  Each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f)           Complete Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

GLOBAL INVESTOR SERVICES, INC.

By:
Name:	William C. Kosoff
Title:	Acting Chief Financial Officer

		Holder:	Allied Global Ventures, LLC
2945 Pine Valley Drive
Miramar Beach, Florida, 32550

G. B Rice,
Manager

EXHIBIT A
EXCHANGE NOTICE

To:           GLOBAL INVESTOR SERVICES, INC.

The undersigned Holder of the attached seven Convertible Debentures  dated 9-30-2010  in the combined principal amount of $1,826,667 with interest of $146,133 accrued from September 30, 2010 through September 30th 2011 hereby surrenders such Convertible Debenture and irrevocable elects to:

☒
The Holder elects to convert the Convertible Debenture, Principal into 91,333,350 shares and the Interest due into 7,136,650 shares of common stock of the Company, $0.001 par value per share for a total of 98,640,000 shares.

The undersigned herewith requests that the certificates for such shares  be issued in the name of, and delivered to the undersigned, whose address is:

Holder:	Allied Global Ventures, LLC
2945 Pine Valley Drive
Miramar Beach, Florida, 32550

By:	/s/G. Bart Rice
G. Bart Rice
Manager

ACKNOWLEDGED  AND AGREED:

GLOBAL INVESTOR SERVICES, INC.

By: /s/William C. Kosoff
Name: William C. Kosoff
Title: Acting Chief Financial Officer